Exhibit 4.4.6


                              FIFTH AMENDMENT TO
                             AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT


         THIS FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Fifth Amendment") is made and entered into as of the 14th day of February, 1997, by and among AEROVOX INCORPORATED, a Delaware corporation having its principal place of business at 370 Faunce Corner Road, North Dartmouth, Massachusetts 02747 (the "Borrower"), BHC AEROVOX, LTD., a corporation organized under the laws of the United Kingdom (the "Guarantor"), and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110.

         WHEREAS, the Borrower, Aerovox Aero M, Inc., (predecessor in interest to the Guarantor under the Loan Documents) and the Bank entered into an Amended and Restated Revolving Credit Agreement dated as of July 8, 1993, and amended as of August 30, 1994, December 29, 1995, May 15, 1996, and November 1, 1996 (as further amended and in effect from time to time, the "Credit Agreement") pursuant to which the Bank extended credit to the Borrower on the terms set forth therein;

         WHEREAS, the Bank, the Borrower and the Guarantor have agreed to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.    DEFINITIONS.  Capitalized terms used herein without definition
               -----------
have the meanings ascribed to them in the Credit Agreement.

         2.    AMENDMENT TO (S)1.1 OF THE CREDIT AGREEMENT. Section 1.1 of the
               --------- -- ------ -- --- ------ ---------
Credit Agreement is hereby amended to add the following definitions:

               "BHC REVOLVER. The Revolving Credit Facility Letter dated as of
                --- --------
         September 7, 1994 by and between the Guarantor and the First National Bank of Boston, London Branch, as such agreement may be amended and in effect from time to time."

               "BORROWING BASE. At the relevant time of reference thereto, an
                --------- ----
         amount determined by the Bank by reference to the most recent Borrowing Base Report delivered to the Bank pursuant to (S)6.4(d), which is equal to the sum of:

               (a) 80% of Eligible Receivables owing from account debtors located within the United States or a territory thereof less than 60 days past due under the original terms of sale; plus
                                                         ----
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                                      -2-

               (b) 50% of Eligible Receivables owing from account debtors located outside the United States or a territory thereof less than 30 days past due under the original terms of sale; plus
                                                         ----

               (c) the lesser of (i) 40% of the Eligible Inventory Amount, or
         (ii) $7,000,000; minus
                          -----

               (d) an amount not to exceed $1,000,000 as selected by the Borrower in the relevant Borrowing Base Report."

               "Borrowing Base Report.  See (S)6.4(d)."
                --------- ---- ------

               "Capitalized Leases. Leases under which the Borrower or any of
                ----------- ------
         its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles."

               "Consolidated Operating Cash Flow. For any period, an amount
                ------------ --------- ---- ----
         equal to (i) the sum of (A) EBIT for such period, plus (B)
                                                           ----
         depreciation, and amortization and all other noncash charges for such period, less (ii) the sum of (A) cash payments for all taxes paid
                 ----
         during such period, plus (B) Capital Expenditures made during such
                             ----
         period to the extent permitted by (S)8.4."

               "Consolidated Annual Financial Obligations. With respect to
                ------------ ------ --------- -----------
         any fiscal year, an amount equal to the sum of all payments on Indebtedness (including, but not limited to payments of principal and interest) that become due and payable or that are to become due and payable during such fiscal year pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases. Demand obligations shall be deemed to be due and payable during any fiscal year during which such obligations are outstanding."

               "Eligible Finished Goods Inventory. The gross book value, as
                -------- -------- ----- ---------
         reflected on the books of the Borrower and its Subsidiaries other than the Guarantor in accordance with GAAP consistently applied, of salable products and finished goods as to which (a) the Borrower or any of its Subsidiaries other than the Guarantor has acquired title and, except as provided below, (b) the Bank has a valid and perfected first priority security interest under applicable law subject only to the Permitted Liens and (c) the Borrower has furnished reasonably detailed information to the Bank in a Borrowing Base Report, determined after taking into account all charges and liens of all kinds (other than those of the Bank and carrier, warehouse, customs, and similar statutory liens arising in the ordinary course of business) against such finished goods and reduction in the market value thereof, all as determined by the Bank in its reasonable discretion, which, absent manifest error, shall be final and binding upon the Borrower and its Subsidiaries. Finished goods inventory immediately loses the status of Eligible Finished Goods Inventory if and when the Borrower or any of its Subsidiaries other than the Guarantor sells it, otherwise passes title thereto, or consumes it, or the Bank release or transfers its security interest therein, or if and when an Eligible Account Receivable arises by virtue of constituting proceeds of such inventory. Notwithstanding the foregoing, but without duplication, Eligible Finished Goods Inventory shall be reduced by the amount of any specific reserve established by the Borrower or any of its Subsidiaries other than the Guarantor with respect to any Eligible Finished Goods Inventory. Calculation of Eligible Finished Goods Inventory will be made on a FIFO basis."

               "Eligible Inventory Amount. Eligible Finished Goods Inventory
                -------- --------- ------
         plus Eligible Raw Materials."

               "Eligible Raw Materials. An amount equal to the gross book
                -------- --- ---------
         value, as reflected on the books of the Borrower and its Subsidiaries other than the Guarantor in accordance with GAAP consistently applied, of raw material used in the production of Eligible Finished Goods Inventory, as to which (a) the Borrower or any of its Subsidiaries other than the Guarantor has acquired title and, except as provided below, (b) the Bank has a valid and perfected first priority security interest under all applicable laws subject only to have furnished reasonable detailed information to the Bank in a Borrowing Base Report, after taking into account all charges and liens (other than those of the Bank and carrier, warehouse, customs and similar statutory liens arising in the ordinary course of business) of all kinds against such raw materials and reductions in the market value thereof, all as determined by the Bank in its reasonable discretion, which, absent manifest error, shall be final and binding upon Borrower and its Subsidiaries. Raw material immediately loses the status of Eligible Raw Material if and when the Borrower or any of its Subsidiaries other than the Guarantor sells it, otherwise passes title thereto, consumes it, or materially changes it in the course of processing the same, or the Bank releases or transfers its security interest therein. Notwithstanding the foregoing, but without duplication, Eligible Raw Materials shall be reduced by the amount of any specific reserve established by the Borrower or any of its Subsidiaries other than the Guarantor with respect to any Eligible Raw Materials. Calculation of Eligible Raw Materials will be made on a FIFO basis."

               "Eligible Receivable. With respect to the Borrower and its
                -------- ----------
         Subsidiaries other than the Guarantor, the net amount, as reflected on the books of the Borrower and its Subsidiaries other than the Guarantor in accordance with GAAP consistently applied, of trade accounts receivable outstanding and owed the Borrower and its Subsidiaries other than the Guarantor by account debtors which are not Subsidiaries of the Borrower, as to which the Bank has a valid and perfected first priority security interest under all applicable laws and as to which the Borrower has furnished reasonably detailed information to the Bank in a Borrowing Base Report, determined after deducting from the aggregate amount thereof all payments, adjustment, discounts and credits applicable thereto, all charges and liens (other than those of the Bank) of all kinds against such accounts receivable, all amounts due thereon considered by the Bank to be difficult to collect or uncollectible by reason of return, rejection, repossession, loss or damage of or to the merchandise giving rise thereto, merchandise-related or other disputes, insolvency of the account debtor, or any other reason, and excluding (a) any accounts receivable arising out of transactions with respect to which there shall exist any payables, discounts other than prompt payment discounts in the ordinary course of business consistent with past practices, or other similar offsets or reductions, (b) any accounts receivable that are due from any single account debtor if more than twenty percent (20%) of the aggregate amount of all accounts receivable owing to the Borrower or any of its Subsidiaries other than the Guarantor from any distributor that has the right to return unsold goods to the Borrower or any of its Subsidiaries other that the Guarantor (but only to the extent of such right), all as determined by the Bank in its reasonable discretion, which, absent manifest error, shall be final and binding upon the Borrower and its Subsidiaries."

         3.    AMENDMENT TO (S)2.1 OF THE CREDIT AGREEMENT. The first sentence
               --------- -- ------ -- --- ------ ---------
of (S)2.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted in place thereof.

               "Subject to the terms and conditions set forth in this Agreement, the Bank agrees to lend to the Borrower and the Borrower may borrow and reborrow from time to time between the Closing Date and the Maturity Date, upon notice to the Bank given in accordance with (S)2.6 hereof, such sums as are requested by the Borrower up to a maximum principal amount outstanding (after giving effect to all amounts requested and the amount of the Total Outstanding) at any one time not to exceed the lesser of (a) the Borrowing Base, or (b) $14,360,000, as such amount maybe reduced pursuant to (S)2.2 hereof (the "Total Commitment")."

         4.    AMENDMENT TO (S)2.12 OF THE CREDIT AGREEMENT. Section 2.12 of the
               --------- -- ------- -- --- ------ ---------
Credit Agreement is hereby amended to add the phrase, "or (b) the Borrowing Base then in effect" immediately following the phrase, "(whether by reduction of the Total Commitment or otherwise)" appearing in the fourth and fifth lines thereof.

         5.    AMENDMENT TO (S)8.1 OF THE CREDIT AGREEMENT. Section 8.1 of the
               --------- -- ------ -- --- ------ ---------
Credit Agreement is hereby deleted in its entirety and the following substituted in place thereof.

               "(S)8.1. DEBT TO WORTH RATIO. As at the end of any fiscal quarter
                        ---- -- ----- -----
         commencing with the fiscal quarter ending December 28, 1996, the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth shall be less than the stated ratio for the respective periods set forth below:

                 -----------------------------------------
                      PERIOD                     RATIO
                      ------                     -----
                 -----------------------------------------
                    fiscal quarters ending        1.75:1
                    12/28/96 and 9/30/97
                 -----------------------------------------
                       Thereafter                 1.50:1"
                 -----------------------------------------

         6.    AMENDMENT TO (S)8.2 OF THE CREDIT AGREEMENT. Section 8.2 of the
               --------- -- ------ -- --- ------ ---------
Credit Agreement is hereby deleted in its entirety and the following substituted in place thereof:

               "8.2. INTEREST COVERAGE RATIO. As of the end of any fiscal
                     -------- -------- -----
         quarter commencing with the fiscal quarter ending December 28, 1996, the ratio of EBIT to Consolidated Total Interest Expense (a) for the two fiscal quarters ending on such date with respect to the fiscal quarter ending December 28, 1996, and (b) for the fiscal year-to-date on a cumulative basis with respect to any fiscal quarter ending after December 28, 1996 shall not be less than the stated ratio for the fiscal quarters ending during the respective periods set forth below:

           -------------------------------------------------
                       " PERIOD                    RATIO
                         ------                    -----
           -------------------------------------------------
                fiscal quarter ending              1.25:1
                      12/28/96
           -------------------------------------------------
             fiscal quarter ending on or           1.80:1
                    about 3/31/97
           -------------------------------------------------
             fiscal quarter ending on or           2.10:1
                    about 6/30/97
           -------------------------------------------------
             fiscal quarter ending on or           2.25:1
                    about 9/30/97
           -------------------------------------------------
                fiscal quarters ending             2.50:1
                      thereafter
           -------------------------------------------------

         7. ADDITION OF (S)8.3 AND (S)8.4 OF THE CREDIT AGREEMENT. Sections 8.3
            -------- -- ------ --- ------ -- --- ------ ---------
and 8.4 are hereby added to the Credit Agreement immediately following (S)8.2 thereof, which "8.3 and 8.4 read as follows:

            "(S)8.3.  DEBT SERVICE COVERAGE. As of the end of any fiscal quarter
                      ---- ------- --------
         commencing with the fiscal quarter ending December 31, 1997, the ratio of (a) Consolidated Operating Cash Flow to (b) Consolidated Annual Financial Obligations shall not be less than 1.25:1"

            "(S)8.4. CAPITAL EXPENDITURES. As at the end of any fiscal year
                     ------- ------------
         commencing with the fiscal year ending December 31, 1997 the total amount of Capital Expenditures for such fiscal year shall not exceed
         (a) $3,000,000 with respect to the fiscal year ending December 31, 1997, or (b) $5,000,000 with respect to any fiscal year ending thereafter."

         8. COVENANT REGARDING INVENTORY LOCATED IN MEXICO. On or before April
            -------- --------- --------- ------- -- ------
1, 1997, the Borrower shall, and shall cause its Subsidiaries to, deliver to the Bank in form and substance satisfactory to the Bank, such documents and instruments as are necessary in the opinion of counsel to the Bank to create and perfect a valid first-priority lien in favor of the Bank on all inventory of the Borrower and its Subsidiaries located in Mexico. Notwithstanding the requirement set forth in the definition of Eligible Raw Materials and Eligible Finished Goods Inventory that the Bank have a valid and perfected first priority security interest in such raw materials and inventory in order for such items to be included in the Borrowing Base, the Borrower may include raw materials and inventory located in Mexico as to which the Bank does not have to have a valid and perfected security interest in the calculation of the Borrowing Base prior to April 1, 1997.

         9.       RATIFICATION, ETC.
                  ------------  ---

         Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Fifth Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall refer to the Credit Agreement as amended by this Fifth Amendment. By executing this Fifth Amendment where indicated below, the Guarantor hereby ratifies and confirms its guaranty of the Obligations, and acknowledges and consents to the terms of this Fifth Amendment.

         10.      GOVERNING LAW.
                  --------- ---

         THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

         11. COUNTERPARTS. This Fifth Amendment may be executed in any number of
             ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Bank.
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                                      -7-

         12.      EFFECTIVENESS.   This Fifth Amendment shall become effective
                  -------------
upon (a) its execution and delivery by the respective parties hereto, and (b) the execution and delivery of the Second Amendment to the BHC Revolver by the respective parties thereto.

         13.      ENTIRE AGREEMENT. The Credit Agreement as amended by this
                  ------ ---------
Fifth amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amendment under seal as of the date first set forth above.

                                  THE BORROWER:
                                  --- --------

                                  AEROVOX INCORPORATED

                                  By:   /S/JEFFREY A. TEMPLER
                                     ----------------------------------
                                  Title:    Sr. V.P. and CFO
                                        -------------------------------

                                 THE GUARANTOR:
                                 --- ---------

                                 BHC AEROVOX, LTD.

                                 By:    /S/RONALD F. MURPHY
                                     ----------------------------------
                                 Title:   Sr. V.P./Director
                                       --------------------------------

                                 THE BANK:
                                 --- ----

                                 THE FIRST NATIONAL BANK OF BOSTON

                                 By:    /S/PAULINE J. MOZZONE
                                    -----------------------------------
                                 Title:       Vice President
                                       --------------------------------